Exhibit 12.1



Earnings to Fixed Charges Ratio


                                                            Year ended      Year ended     Year ended
                                   Q3 2002      Q3 2001    December 31,    December 31,   December 31,
                                     YTD          YTD         2001            2000           1999

Part I - Earnings

Pretax income                      16,985       31,096          22,813          1,553          2,773

Add:
Fixed Charges
Interest expense - not income       3,456        6,473           8,893          3,263          2,009
Amortization of debt issue costs
and discount or premium relating
to indebtedness                       607           81             106              3              0
Interest portion of rental
expense                               204          178             247            223             57
Preferred stock dividends               0            0               0              0              0
Fixed Charges reduced by:
interest capitalized during the
period                              1,715          590           1,657              0            343
Preferred stock dividends               0            0               0              0              0
Amortization related to
capitalized interest                    0            0               0              0              0
                                  ---------------------------------------------------------------------
                                   19,537       37,238          30,402          5,042          4,496
                                  =====================================================================



Part II - Fixed Charges

Interest Expense - not income       3,456        6,473           8,893          3,263          2,009
Amortization of debt issue costs
and discount or premium relating
to indebtedness                       607           81             106              3              0
Interest portion of rental
expense                               204          178             247            223             57
Preferred stock dividends               0            0               0              0              0
                                  ---------------------------------------------------------------------
                                    4,267        6,732           9,246          3,489          2,066
                                  =====================================================================
Fixed charge coverage                4.58         5.53            3.29           1.45           2.18
                                  =====================================================================


(table continued)

                                    5 months ended    Year ended   Year ended  Year ended
                                     December 31,        July 31,   July 31,    July 31,
                                        1998              1998        1997        1996

Part I - Earnings

Pretax income                           (4,408)           (8,610)    (1,382)     (2,424)

Add:
Fixed Charges
Interest expense - not income            1,426             2,007      1,349         392
Amortization of debt issue costs
and discount or premium relating
to indebtedness                              0                 0          0           0
Interest portion of rental
expense                                      1                 3          4           1
Preferred stock dividends                    0                 0          0           0
Fixed Charges reduced by:
interest capitalized during the
period                                     190               608        394         276
Preferred stock dividends                    0                 0          0           0
Amortization related to
capitalized interest                         0                 0          0           0
                                  ------------------------------------------------------
                                        (3,171)           (7,208)      (423)     (2,307)
                                  ======================================================



Part II - Fixed Charges

Interest Expense - not income            1,426             2,007      1,349         392
Amortization of debt issue costs
and discount or premium relating
to indebtedness                              0                 0          0           0
Interest portion of rental
expense                                      1                 3          4           1
Preferred stock dividends                    0                 0          0           0
                                  ------------------------------------------------------
                                         1,427             2,010      1,353         393
                                  ======================================================
Fixed charge coverage                    (2.22)            (3.59)     (0.31)      (5.87)
                                  ======================================================